Exhibit 99.1

The Blackstone Group Reports Second Quarter Earnings

Second Quarter 2007 Net Income of $774.4 Million Up from

$224.1 Million in the Quarter Ending June 2006

SECOND QUARTER 2007 BUSINESS HIGHLIGHTS

•	Corporate Private Equity revenues increased to $426.1 million vs. $125.6 million in the prior year

•	Real Estate revenues increased to $320.2 million vs. $92.0 million in the prior year

•	Marketable Alternative Asset Management revenues increased to $168.6 million vs. $32.5 million in the prior year

•	Financial Advisory revenues increased to $98.6 million vs. $83.8 million in the prior year

SIX MONTHS ENDED JUNE 30, 2007 BUSINESS HIGHLIGHTS

•	Corporate Private Equity revenues increased to $653.4 million from $387.4 million in the prior year

•	Real Estate revenues increased to $1,106.9 million from $275.7 million in the prior year

•	Marketable Alternative Asset Management revenues increased to $324.9 million from $121.6 million in the prior year

•	Financial Advisory revenues increased to $192.8 million from $122.8 million in the prior year

NEW YORK, August 13, 2007 – The Blackstone Group (NYSE: BX) today reported its second quarter 2007 results.

Revenues of $975.3 million and net income of $774.4 million for the three months ended June 30, 2007 compared with revenues of $324.6 million and net income of $224.1 million a year ago. Strong growth in all four business segments - corporate private equity, real estate, marketable alternative asset management and financial advisory - drove the increase.

Revenues of $2,201.7 million and net income of $1,906.4 million for the six months ended June 30, 2007 compared with revenues of $880.1 million and net income of $711.2 million a year ago. As in the case of the three months ended June 30, 2007, strong growth in all four business segments - corporate private equity, real estate, marketable alternative asset management and financial advisory - drove this six month increase.

Blackstone’s business was historically conducted through a large number of entities as to which there was no single holding entity. Accordingly, operating results for the three and six months ended June 30, 2007 and 2006 are for the consolidated and combined entities. In connection with the initial public offering of the common units of The Blackstone Group L.P. (the publicly traded partnership), Blackstone effected a reorganization as of the close of business on June 18, 2007, which affects the comparison of the current year’s periods with those of the prior year’s. In addition, net loss per common unit is for the twelve days ended June 30, 2007.

Stephen A. Schwarzman, Chairman and Chief Executive Officer of Blackstone, said: “We are pleased to report such strong results in each of our business segments. In the face of current market volatility and challenges, we remain confident about delivering superior long-term returns for the investors in our funds, which we believe is the key to driving value and growth for our unit holders.”

Throughout much of the second quarter, the operating environment was fundamentally positive, with global equity markets approaching near-record levels and the global economy, particularly in the U.S., remaining healthy. Concerns over weakness in the U.S. housing market and sub-prime mortgage market, coupled with a large volume of debt financing backlog related to leveraged equity transactions, served to create more challenging financing conditions starting in the last week of the quarter, which continue to date.

SEGMENT REVIEW(1)

Economic Net Income for the three months ended June 30, 2007 totaled $845.6 million as compared to $233.7 million for the three months ended June 30, 2006. Pro Forma Economic Net Income After Taxes for the three months ended June 30, 2007 totaled $515.5 million as compared to $118.1 million for the comparable prior year period.

Economic Net Income for the six months ended June 30, 2007 totaled $1,991.6 million as compared to $726.7 million for the six months ended June 30, 2006. Pro Forma Economic Net Income After Taxes for the six months ended June 30, 2007 totaled $1,209.5 million as compared to $376.2 million for the comparable prior year period.

(1)

See the attached supplemental schedules for reconciliations of the differences between the non-GAAP financial measures presented in this release with the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, measures of financial performance presented in accordance with GAAP.

Net Cash Flow Provided by Operating Activities was $671.2 million for the six months ended June 30, 2007 as compared to Net Cash Flow Used in Operating Activities of $(94.6) million for the comparable prior period. Pro Forma Adjusted Cash Flow from Operations for the six months ended June 30, 2007 was $1,019.8 million as compared to $775.9 million for the comparable prior period.

The table below details Blackstone’s Economic Net Income for the three and six month periods ending June 30, 2007 and June 30, 2006, respectively. Management considers Economic Net Income, which excludes non-cash amortization of compensation and intangibles and includes unrealized gains and compensation related to those gains, an important measurement of value creation and benchmarks its performance against Economic Net Income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Dollars in Thousands)
Economic Net Income, Total Reportable Segments	$845,575	$233,710	$1,991,620	$726,738
Pro Forma Adjustments
Elimination of Non-contributed Entities	(34,703)	1,914	(69,105)	(131,877)
Increase in Compensation Expense	(230,009)	(64,958)	(539,403)	(129,905)
Eliminate Interest Expense	15,180	12,692	26,302	20,180

Pro Forma Economic Net Income	596,043	183,358	1,409,414	485,136
Pro Forma Provision for Income Taxes	(80,581)	(65,291)	(199,886)	(108,962)

Pro Forma Economic Net Income After Taxes	$515,462	$118,067	$1,209,528	$376,174

Pro Forma Adjusted Cash Flow from Operations			$1,019,763	$775,888

Corporate Private Equity

Corporate Private Equity reported a strong second quarter with revenues up 239% from the second quarter of 2006, largely driven by a rise in performance fees and carried interest allocations and investment income as net appreciation from underlying funds increased $1.7 billion from the second quarter 2006. Management fees declined slightly over the same period.

Weighted average fee-earning assets in the quarter totaled $23.5 billion compared with $20.5 billion a year ago.

Limited Partner (“LP”) capital deployed in the quarter totaled $1.6 billion compared with $2.4 billion a year ago. At July 3, 2007, $5.9 billion of LP capital had been committed by Blackstone’s Corporate Private Equity funds to deals that are scheduled to close in subsequent periods.

Real Estate

For the quarter ended June 30, 2007, the Real Estate segment generated revenues of $320.2 million, up 248% from the second quarter 2006. Management, performance fees and carried interest allocations and investment income were all up significantly.

Weighted average fee-earning assets under management in the quarter totaled $15.3 billion compared with $9.0 billion a year ago.

LP capital deployed in the quarter ended June 2007 totaled $71.1 million, down from $612.7 million last year. Currently, approximately $2.9 billion of LP capital has been committed by Blackstone’s Real Estate funds to deals not yet closed. Included in the information regarding capital committed for both Real Estate and Corporate Private Equity is the purchase of Hilton Hotels Corporation, which has committed financing and is expected to close in the fourth quarter.

Marketable Alternative Asset Management (MAAM)

MAAM achieved second quarter revenues of $168.6 million, an increase of 419% from the same period last year, reflecting solid investment performance and a significant increase in assets managed.

Weighted average fee-earning assets under management in the quarter totaled $32.7 billion compared with $18.7 billion last year, as investor flows remained robust and investment performance was favorable. MAAM includes hedge funds investing across several asset classes, geographies and investment styles and therefore is not tied to any one market or the direction of those markets.

Financial Advisory

Revenues rose 18% to $98.6 million in this year’s second quarter, as compared to the same period last year, reflecting a favorable environment for mergers and acquisitions and Park Hill’s capital raising for alternative assets, which offset a generally soft environment for the restructuring and reorganization business. The level of business activity was up across all three businesses within the financial advisory segment.

CAPITAL

On June 27, 2007, The Blackstone Group completed the initial public offering of its common units and the sale of non-voting common units to an investment vehicle established by The People’s Republic of China with respect to its foreign exchange reserve. In aggregate, The Blackstone Group sold approximately 255 million units for net proceeds of $7.5 billion. Of that amount, $2.9 billion was retained for primary purposes, of which $1,210 million was used to repay indebtedness outstanding under the revolving credit agreement, with the balance having now been invested as general partner investments in Blackstone sponsored funds and temporary interest bearing investments as appropriate. For economic net income purposes, the fully diluted unit count at period end was approximately 1,120 million and the total outstanding units entitled to cash distributions were 1,088 million.

DISTRIBUTION POLICY

The Blackstone Group intends to distribute to its common unitholders on a quarterly basis substantially all of its net after-tax annual adjusted cash flow from operations in excess of amounts needed to provide for the conduct of its business, to make appropriate investments in the business, to comply with applicable law, any of its debt instruments or other agreements or to provide for future distributions to common unitholders for one or more of the ensuing four quarters. Until December 31, 2009, Blackstone’s professionals and other pre-initial public offering owners will not receive distributions with respect to their Blackstone Holdings partnership units until common unitholders receive aggregate distributions of $1.20 per common unit on an annualized basis for such year. The Blackstone Group expects that its first quarterly distribution will be paid in December 2007.

# # #

Blackstone will host a conference call on August 13, 2007 at 11:00 a.m. EST to discuss second quarter 2007 results. The conference call can be accessed by dialing (888) 713-4218 for U.S. callers or (617) 213-4870 for non-U.S. callers. The pass code is 92341915. Additionally, the call may be accessed via a live audio webcast available through a link on the Investor Relations page of Blackstone’s website at http://ir.blackstone.com. On-demand replay will be available approximately 2 hours after the call at the same web address.

About The Blackstone Group

The Blackstone Group is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 212 583 5068

solotar@blackstone.com

Media Relations Contact:

John Ford

The Blackstone Group

Tel: +1 212 583 5559

ford@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our prospectus dated June 21, 2007, filed with the SEC in accordance with Rule 424(b) of the Securities Act on June 25, 2007, which is accessible on the Securities and Exchange Commission’s website at sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone fund.

THE BLACKSTONE GROUP L.P.

Condensed Consolidated and Combined Statements of Income (Unaudited)

(Dollars in Thousands, Except Unit and Per Unit Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues
Management and Advisory Fees (includes fees earned from affiliates of $97,183 and $91,966 for the three months ended June 30, 2007 and 2006, respectively, and $327,115 and $158,803 for the six months ended June 30, 2007 and 2006, respectively)	$341,695	$278,668	$789,096	$484,109

Performance Fees and Allocations	453,750	47,781	1,116,247	313,457
Investment Income and Other	179,875	(1,883)	296,345	82,497

Total Revenues	975,320	324,566	2,201,688	880,063

Expenses
Compensation and Benefits	345,545	56,463	424,752	109,313
Interest	15,180	12,692	26,302	20,180
General, Administrative and Other	50,687	31,009	78,819	51,191
Fund Expenses	19,531	38,694	30,968	56,770

Total Expenses	430,943	138,858	560,841	237,454

Other Income
Net Gains from Fund Investment Activities	601,682	55,500	1,197,563	1,407,373

Income Before Non-Controlling Interests in Income of Consolidated Entities and Provision (Benefit) for Taxes	1,146,059	241,208	2,838,410	2,049,982
Non-Controlling Interests in Income of Consolidated Entities	374,117	7,498	920,423	1,323,244

Income Before Provision (Benefit) for Taxes	771,942	233,710	1,917,987	726,738
Provision (Benefit) for Taxes	(2,409)	9,647	11,560	15,520

Net Income	$774,351	$224,063	$1,906,427	$711,218

June 19, 2007 through June 30, 2007
Net Loss	$(52,324)

Net Loss Per Common Unit
Basic	$(0.20)

Diluted	$(0.20)

Weighted-Average Common Units
Basic	256,502,271

Diluted	256,502,271

THE BLACKSTONE GROUP L.P.

Condensed Consolidated and Combined Statements of Financial Condition (Unaudited)

(Dollars in Thousands, Except Unit Data)

	June 30, 2007	December 31, 2006
Assets
Cash and Cash Equivalents	$1,433,363	$129,443
Cash Held by Blackstone Funds	467,766	810,725
Investments, at Fair Value	10,779,425	31,263,573
Accounts Receivable	294,124	656,165
Due from Brokers	604,312	398,196
Investment Subscriptions Paid in Advance	879,073	280,917
Due from Affiliates	373,011	257,225
Other Assets	93,258	94,800
Intangible Assets	715,088	—
Goodwill	1,551,175	—
Deferred Tax Assets	1,589,296	—

Total Assets	$18,779,891	$33,891,044

Liabilities and Partners’ Capital
Loans Payable	$176,930	$975,981
Amounts Due to Non-Controlling Interest Holders	293,310	647,418
Securities Sold, Not Yet Purchased	638,982	422,788
Due to Affiliates	2,092,719	103,428
Accrued Compensation and Benefits	108,891	66,301
Accounts Payable, Accrued Expenses and Other Liabilities	149,874	157,355

Total Liabilities	3,460,706	2,373,271

Commitments and Contingencies

Non-Controlling Interests in Consolidated Entities	10,760,330	28,794,894

Partners’ Capital
Partners’ Capital (common units, 260,171,677 issued and outstanding as of June 30, 2007)	4,558,505	2,712,605
Accumulated Other Comprehensive Income	350	10,274

Total Partners’ Capital	4,558,855	2,722,879

Total Liabilities and Partners’ Capital	$18,779,891	$33,891,044

THE BLACKSTONE GROUP L.P.

Segment Information

(Dollars in Thousands)

The following tables present the financial data for Blackstone’s four reportable segments for the three and six month periods ended June 30, 2007 and 2006, respectively:

	Three Months Ended June 30, 2007
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$106,268	$78,933	$75,602	$97,518	$358,321
Performance Fees and Allocations	254,466	157,425	61,906	—	473,797
Investment Income and Other	65,415	83,853	31,138	1,034	181,440

Total Revenues	426,149	320,211	168,646	98,552	1,013,558

Expenses
Compensation and Benefits	24,603	22,077	42,000	20,636	109,316
Other Operating Expenses	19,887	8,183	20,253	10,344	58,667

Total Expenses	44,490	30,260	62,253	30,980	167,983

Economic Net Income	$381,659	$289,951	$106,393	$67,572	$845,575

	Three Months Ended June 30, 2006
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$108,155	$53,845	$43,390	$83,005	$288,395
Performance Fees and Allocations	22,228	30,920	(7,737)	—	45,411
Investment Income and Other	(4,765)	7,259	(3,181)	755	68

Total Revenues	125,618	92,024	32,472	83,760	333,874

Expenses
Compensation and Benefits	14,088	15,741	16,946	9,689	56,464
Other Operating Expenses	15,590	7,769	13,949	6,392	43,700

Total Expenses	29,678	23,510	30,895	16,081	100,164

Economic Net Income	$95,940	$68,514	$1,577	$67,679	$233,710

THE BLACKSTONE GROUP L.P.

Segment Information

(Dollars in Thousands)

	Six Months Ended June 30, 2007
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$166,026	$325,834	$138,571	$190,044	$820,475
Performance Fees and Allocations	394,888	633,783	129,967	—	1,158,638
Investment Income and Other	92,511	147,324	56,397	2,718	298,950

Total Revenues	653,425	1,106,941	324,935	192,762	2,278,063

Expenses
Compensation and Benefits	41,881	40,405	70,630	35,607	188,523
Other Operating Expenses	32,071	14,612	34,749	16,488	97,920

Total Expenses	73,952	55,017	105,379	52,095	286,443

Economic Net Income	$579,473	$1,051,924	$219,556	$140,667	$1,991,620

	Six Months Ended June 30, 2006
	Corporate Private Equity	Real Estate	Marketable Alternative Asset Management	Financial Advisory	Total Reportable Segments
Segment Revenues
Management and Advisory Fees	$186,588	$111,291	$83,777	$121,418	$503,074
Performance Fees and Allocations	168,617	135,495	16,510	—	320,622
Investment Income and Other	32,174	28,889	21,292	1,371	83,726

Total Revenues	387,379	275,675	121,579	122,789	907,422

Expenses
Compensation and Benefits	27,204	31,257	32,452	18,399	109,312
Other Operating Expenses	24,324	14,220	23,459	9,369	71,372

Total Expenses	51,528	45,477	55,911	27,768	180,684

Economic Net Income	$335,851	$230,198	$65,668	$95,021	$726,738

THE BLACKSTONE GROUP L.P.

Economic Net Income

(Dollars in Thousands)

The table below details Blackstone’s Economic Net Income for the three and six month periods ending June 30, 2007 and June 30, 2006, respectively. Management considers Economic Net Income, which excludes non-cash amortization of compensation and intangibles and includes unrealized gains and compensation related to those gains, an important measurement of value creation and benchmarks its performance against Economic Net Income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Economic Net Income, Total Reportable Segments	$845,575	$233,710	$1,991,620	$726,738
Pro Forma Adjustments (a)
Elimination of Non-contributed Entities (b)	(34,703)	1,914	(69,105)	(131,877)
Increase in Compensation Expense (c)	(230,009)	(64,958)	(539,403)	(129,905)
Eliminate Interest Expense (d)	15,180	12,692	26,302	20,180

Pro Forma Economic Net Income	596,043	183,358	1,409,414	485,136
Pro Forma Provision for Income Taxes (e)	(80,581)	(65,291)	(199,886)	(108,962)

Pro Forma Economic Net Income After Taxes	$515,462	$118,067	$1,209,528	$376,174

(a)	Pro Forma Economic Net Income is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and initial public offering as if they were completed as of January 1, 2006. These pro forma adjustments are consistent with Rule 11.01 of Regulation S–X.
(b)	Represent adjustments to eliminate from Pro Forma Economic Net Income the revenues and expenses of the businesses that were not contributed as part of the reorganization.
(c)	Represent adjustments to reflect in Pro Forma Economic Net Income expenses related to employee compensation and profit sharing arrangements that were not effective prior to the reorganization.
(d)	Represent adjustments to eliminate interest expense in Pro Forma Economic Net Income on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2006.
(e)	Represents provisions for income taxes calculated using the same methodology applied in calculating the tax provision (benefit) for the period after the reorganization.

THE BLACKSTONE GROUP L.P.

Segment Reconciliation Information

(Dollars in Thousands)

The following tables reconcile the Total Reportable Segments to Blackstone’s Income before Provision (Benefit) for Taxes for the three and six month periods ended June 30, 2007, respectively:

	Three Months Ended June 30, 2007
	Total Reportable Segments	Consolidation Adjustments		Blackstone Consolidated and Combined
Revenues	$1,013,558	$(38,238)	(a)	$975,320
Expenses	$167,983	$262,960	(b)	$430,943
Other Income	$—	$601,682	(c)	$601,682
Economic Net Income	$845,575	$(73,633)	(d)	$771,942

	Six Months Ended June 30, 2007
	Total Reportable Segments	Consolidation Adjustments		Blackstone Consolidated and Combined
Revenues	$2,278,063	$(76,375)	(a)	$2,201,688
Expenses	$286,443	$274,398	(b)	$560,841
Other Income	$—	$1,197,563	(c)	$1,197,563
Economic Net Income	$1,991,620	$(73,633)	(d)	$1,917,987

(a)	The Revenues adjustment principally represents management and performance fees and allocations earned from Blackstone Funds to arrive at Blackstone consolidated and combined revenues which were eliminated in consolidation.
(b)	The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone unconsolidated expenses, amortization of intangibles and expenses related to share-based payments to arrive at Blackstone consolidated and combined expenses.
(c)	The Other Income adjustment results from the following:

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Fund Management Fees Eliminated in Consolidation	$38,238	$76,375
Fund Expenses Added in Consolidation	19,531	30,968
Non-Controlling Interests in Income of Consolidated Entities	543,913	1,090,220

Total Consolidation Adjustments	$601,682	$1,197,563

THE BLACKSTONE GROUP L.P.

Segment Reconciliation Information

(Dollars in Thousands)

(d)	The following table reconciles Economic Net Income to Income Before Provision (Benefit) for Taxes as reported in the Condensed Consolidated and Combined Statements of Income:

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Economic Net Income	$845,575	$1,991,620

Consolidation Adjustments
Amortization of Intangibles	(7,200)	(7,200)
Expenses Related to Share-Based Payments	(236,228)	(236,228)
Decrease in Loss Associated with Non-Controlling Interests in Income (Loss) of Consolidated Entities Primarily Relating to the Blackstone Holdings Partnership Units Held by Existing Owners	169,795	169,795

Total Adjustments	(73,633)	(73,633)

Income Before Provision (Benefit) for Taxes	$771,942	$1,917,987

The following tables reconcile the Total Reportable Segments to Blackstone’s Condensed Consolidated and Combined Income Before Provision (Benefit) for Taxes for the three and six month periods ended June 30, 2006, respectively:

	Three Months Ended June 30, 2006
	Total Reportable Segments	Consolidation Adjustments		Blackstone Combined
Revenues	$333,874	$(9,308)	(a)	$324,566
Expenses	$100,164	$38,694	(b)	$138,858
Other Income	$—	$55,500	(c)	$55,500
Economic Net Income	$233,710	$—		$233,710

	Six Months Ended June 30, 2006
	Total Reportable Segments	Consolidation Adjustments		Blackstone Combined
Revenues	$907,422	$(27,359)	(a)	$880,063
Expenses	$180,684	$56,770	(b)	$237,454
Other Income	$—	$1,407,373	(c)	$1,407,373
Economic Net Income	$726,738	$—		$726,738

(a)	The Revenues adjustment principally represents management and performance fees and allocations earned from Blackstone Funds to arrive at Blackstone combined revenues which were eliminated in consolidation.
(b)	The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone unconsolidated expenses.

THE BLACKSTONE GROUP L.P.

Segment Reconciliation Information

(Dollars in Thousands)

(c)	The Other Income adjustment results from the following:

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006
Fund Management Fees Eliminated in Consolidation	$9,308	$27,359
Fund Expenses Added in Consolidation	38,694	56,770
Non-Controlling Interests in Income of Consolidated Entities	7,498	1,323,244

Total Consolidation Adjustments	$55,500	$1,407,373

The following table provides a reconciliation of Blackstone’s Net Cash Flows Provided by (Used in) Operating Activities to Blackstone’s Adjusted Cash Flow from Operations and Pro Forma Adjusted Cash Flow from Operations:

	Six Months Ended June 30,
	2007	2006
Net Cash Flows Provided by (Used In) Operating Activities	$671,220	$(94,587)
Changes in Operating Assets and Liabilities	(564,468)	(6,025)
Blackstone Funds Related Investment Activity	412,379	434,854
Net Realized Gains on Investments	1,178,043	3,368,904
Non-Controlling Interests in Income of Consolidated Entities	(38,830)	(2,649,017)
Other Non-Cash Adjustments	(4,775)	25,084

Adjusted Cash Flow from Operations	1,653,569	1,079,213

Pro Forma Cash Flow from Operations - Adjustments (a)
Elimination of Non-Contributed Entities (b)	(46,523)	(104,232)
Increase in Compensation Expense (c)	(255,426)	(125,831)
Eliminate Interest Expense (d)	26,302	20,180
Units Held by Existing Owners	(169,833)	—
Incremental Tax Effect (e)	(188,326)	(93,442)

Pro Forma Adjusted Cash Flow from Operations	$1,019,763	$775,888

(a)	Pro Forma Adjusted Cash Flow from Operations is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and initial public offering as if they were completed as of January 1, 2006. These pro forma adjustments are consistent with Rule 11.01 of Regulation S–X.
(b)	Represent adjustments to eliminate from Pro Forma Adjusted Cash Flow from Operations the cash flows of the businesses that were not contributed as part of the reorganization.
(c)	Represent adjustments to reflect in Pro Forma Adjusted Cash Flow from Operations the cash portion of expenses related to employee compensation that were not effective prior to the reorganization.
(d)	Represent adjustments to eliminate interest expense in Pro Forma Adjusted Cash Flow from Operations on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering.
(e)	Represent the provisions for income taxes that were calculated using the same methodology applied in calculating the tax provision (benefit) for the period after the reorganization.

THE BLACKSTONE GROUP L.P.

Supplemental Metrics

(Dollars in Thousands)

	As of and for the Three Months Ended June 30,
	2007	2006
Total Assets Under Management (End of Period)
Corporate Private Equity	$31,758,025	$27,731,709
Real Estate	23,060,599	11,006,750
MAAM	36,950,246	21,773,845

	$91,768,870	$60,512,304

Fee Earning Assets Under Management (End of Period)
Corporate Private Equity	$23,611,474	$19,721,653
Real Estate	15,089,702	8,973,377
MAAM	34,319,376	19,547,651

	$73,020,552	$48,242,681

Weighted-Average Fee Earning Assets Under Management
Corporate Private Equity	$23,483,800	$20,490,503
Real Estate	15,294,258	9,030,767
MAAM	32,680,550	18,693,397

	$71,458,608	$48,214,667

Limited Partner Capital Deployed
Corporate Private Equity	$1,603,508	$2,412,834
Real Estate	71,088	612,709

	$1,674,596	$3,025,543

	As of June 30,
	2007	2006
Fund Level Unrealized Value (a)
Corporate Private Equity
Cost	$10,971,492	$6,919,879

Unrealized Value	$14,559,772	$9,069,320

Real Estate
Cost	$6,650,861	$2,303,182

Unrealized Value	$11,531,535	$3,191,651

(a)	Cost and unrealized value represents the cost of those fund investments and related unrealized value on which Blackstone is entitled to receive carried interest when a fund achieves cumulative investment returns in excess of a specified rate.